As filed with the Securities and Exchange Commission on May 8, 2009
Registration No. 333-134303

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DEI HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	65-0964171

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1 Viper Way
Vista, California 92081

(Address of Principal Executive Offices)(Zip Code)
2005 Incentive Compensation Plan

(Full Title of the Plan)
James E. Minarik
President and Chief Executive Officer
DEI Holdings, Inc.
1 Viper Way
Vista, California 92081
(760) 598-6200

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Bruce E. Macdonough
Brian H. Blaney
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☑

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 to the Registration Statement (333-134303) deregisters all shares of common stock, par value $0.01 per share, of DEI Holdings, Inc. (the “Company”) issuable by the Company pursuant to the Company’s 2005 Incentive Compensation Plan that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vista, state of California, on this 8th day of May, 2009.

DEI HOLDINGS, INC.
By:	/s/ James E. Minarik
James E. Minarik
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ James E. Minarik James E. Minarik	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 8, 2009

/s/ Kevin P. Duffy Kevin P. Duffy	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	May 8, 2009

/s/ Troy D. Templeton*	Chairman of the Board	May 8, 2009
Troy D. Templeton

/s/ Jon E. Elias*	Director	May 8, 2009
Jon E. Elias

/s/ Darrell E. Issa*	Director	May 8, 2009
Darrell E. Issa

/s/ Andrew D. Robertson*	Director	May 8, 2009
Andrew D. Robertson

/s/ Victor J. Orler*	Director	May 8, 2009
Victor J. Orler

/s/ Adam L. Gray	Director	May 8, 2009
Adam L. Gray

*By: /s/ James E. Minarik

James E. Minarik Attorney-in-Fact